UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2007

GULF ISLAND FABRICATION, INC.

(Exact name of registrant as specified in its charter)

Louisiana	0-22303	72-1147390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

583 Thompson Road Houma, Louisiana	70363
(Address of principal executive offices)	(Zip Code)

(985) 872-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2007, Gulf Island Fabrication, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aransas Partners (f/k/a Gulf Marine Fabricators) (the “Selling Shareholder”) and Johnson Rice & Company L.L.C., the sole underwriter (the “Underwriter”), relating to the public offering of 800,000 shares of the Company’s common stock by the Selling Shareholder at a public offering price of $34.25 per share. The Company will not receive any proceeds from the sale of shares by the selling shareholder. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-144672) filed with the Securities and Exchange Commission (the “SEC”) on July 18, 2007 and a prospectus, which consists of a base prospectus and a prospectus supplement filed with the SEC on September 12, 2007. The offering is expected to close on September 17, 2007, subject to customary closing conditions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the contents thereof are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 12, 2007, the Company issued a press release announcing the pricing of the underwritten public offering of the shares. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

1.1	Underwriting Agreement, dated as of September 11, 2007 by and among Gulf Island Fabrication, Inc., Aransas Partners (f/k/a Gulf Marine Fabricators) and Johnson Rice & Company L.L.C.

99.1	Press Release dated September 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF ISLAND FABRICATION, INC.

By:	/s/ Joseph P. Gallagher, III
Joseph P. Gallagher, III Vice President – Finance Chief Financial Officer and Treasurer

Date: September 12, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Title

1.1	Underwriting Agreement, dated as of September 11, 2007 by and among Gulf Island Fabrication, Inc., Aransas Partners (f/k/a Gulf Marine Fabricators) and Johnson Rice & Company L.L.C.

99.1	Press Release dated September 12, 2007